     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 1999


                                                      REGISTRATION NO. 333-67145

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       THE GOODYEAR TIRE & RUBBER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                                      OHIO
                            (STATE OF INCORPORATION)

                                   34-0253240
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            1144 EAST MARKET STREET
                             AKRON, OHIO 44316-0001
                                 (330) 796-2121
  (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)
                            ------------------------

           C. THOMAS HARVIE, ESQ., VICE PRESIDENT AND GENERAL COUNSEL
                       THE GOODYEAR TIRE & RUBBER COMPANY
                            1144 EAST MARKET STREET
                             AKRON, OHIO 44316-0001
                                 (330) 796-2121
    (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                           GERRY V. WITTKAMPER, ESQ.
                       THE GOODYEAR TIRE & RUBBER COMPANY
                            1144 EAST MARKET STREET
                             AKRON, OHIO 44316-0001
                              JOHN W. WHITE, ESQ.
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NY 10019-7475

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [X]
                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                  AMOUNT BEING        OFFERING PRICE          AGGREGATE            AMOUNT OF
  SECURITIES TO BE REGISTERED             REGISTERED            PER UNIT           OFFERING PRICE     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Debt Securities.....................   $1,250,000,000(1)          100%           $1,250,000,000(2)     $347,500.00(3)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------



(1) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities aggregating $1,250,000,000. Any offering of Debt Securities denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the Registrant.


(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.


(3) Calculated on the basis of (i) $250,000,000 of Debt Securities registered under this Registration Statement on November 12, 1998 at a proposed aggregate offering price of $250,000,000 and a registration fee of $69,500.00, which amount was paid on November 12, 1998 with the initial filing of this Registration Statement, and (ii) an additional $1,000,000,000 of Debt Securities registered by this Amendment to this Registration Statement and an additional registration fee of $278,000.00 paid with the filing of this Amendment to the Registration Statement.


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED APRIL 5, 1999



                                 $1,250,000,000


                       THE GOODYEAR TIRE & RUBBER COMPANY

                                DEBT SECURITIES

                            ------------------------


     The Goodyear Tire & Rubber Company may offer and sell from time to time debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed $1,250,000,000. The debt securities may be offered in separate series in amounts, at prices and on terms determined at the time of offering.


                            ------------------------


     WE WILL PROVIDE SPECIFIC TERMS OF EACH SERIES OF THE DEBT SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.


                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


              The date of this Prospectus is               , 1999

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. NO PERSON HAS BEEN AUTHORIZED BY US TO PROVIDE YOU WITH ANY OTHER INFORMATION. WE ARE NOT MAKING AN OFFER OF ANY DEBT SECURITIES IN ANY STATE WHERE THE OFFER IS UNLAWFUL. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE AFTER THE DATE OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.



                             ABOUT THIS PROSPECTUS



     This prospectus is part of a registration statement that The Goodyear Tire & Rubber Company ("Goodyear", or "we" or "us") filed with the Securities and Exchange Commission using the "shelf" registration process. Under this process, we may sell debt securities in one or more offerings up to a total amount of $1,250,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer to sell debt securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The supplement may also add information and/or update and/or change the information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Goodyear." To find more detail about certain documents, you should read the exhibits filed with the registration statement.



               WHERE YOU CAN FIND MORE INFORMATION ABOUT GOODYEAR



     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 (1-800-732-0330) for information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public over the SEC's Internet web site at: http://www.sec.gov.



     This prospectus does not contain all of the information in or the exhibits to the registration statement, which you may read at the SEC's Public Reference Room or over its Internet web site.



     The SEC allows us to "incorporate by reference" into this prospectus information included in documents we file with it, which means we can disclose important information to you by referring you to other documents we file with the SEC. The information incorporated by reference is considered a part of this prospectus. Information that we file with the SEC later will automatically update and supercede the information in this prospectus.



     We incorporate by reference into this prospectus:



     - Our Annual Report on Form 10-K for the year ended December 31, 1998; and



     - Any future filings made by us with the SEC (File No. 1-1927) under
       Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, until we have sold all of the debt securities offered by this prospectus.


     YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST TO YOU, BY WRITING TO US AT THE FOLLOWING ADDRESS OR CALLING US AT THE TELEPHONE NUMBER BELOW:

               OFFICE OF THE SECRETARY
               THE GOODYEAR TIRE & RUBBER COMPANY
               1144 EAST MARKET STREET
               AKRON, OHIO 44316-0001

               TELEPHONE NUMBER: 330-796-2121



                                  THE COMPANY


     Goodyear was organized as an Ohio corporation in 1898. Together with its subsidiary companies, Goodyear is one of the world's leading producers of tires and rubber products. Our principal business is developing, manufacturing, distributing and selling new tires for most applications in most regions of the world. We also manufacture and sell numerous rubber and other products for the transportation industry and various industrial and consumer markets, manufacture and sell rubber-related chemicals for various applications, provide automotive repair and other services at retail and commercial outlets and sell various other products.


     We maintain our principal executive offices at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is 330-796-2121.

                                USE OF PROCEEDS


     Unless otherwise indicated in the applicable prospectus supplement, the net proceeds we receive from the sale of the debt securities will be used for general corporate purposes. General corporate purposes may include repaying short-term bank borrowings and funding future acquisitions, capital expenditures and working capital requirements.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated:


                                             YEARS ENDED DECEMBER 31,
                                       ------------------------------------
                                       1998    1997    1996    1995    1994
                                       ----    ----    ----    ----    ----
Ratio of Earnings to Fixed
  Charges..........................    5.65    5.08    5.18    5.10    4.96



     For purposes of computing the above ratios: earnings consist of income from continuing operations before income taxes, plus amortization of capitalized interest, minority interest in net income of subsidiaries, certain other adjustments, and fixed charges; and fixed charges include interest expense, amortization of debt discount, premium or expense, the portion of rents representative of an interest factor, capitalized interest and our share of fixed charges of equity investees.


                         DESCRIPTION OF DEBT SECURITIES


     THE FOLLOWING DESCRIPTION SETS FORTH CERTAIN GENERAL TERMS OF THE DEBT SECURITIES. THE PARTICULAR TERMS OF THE SERIES OF DEBT SECURITIES OFFERED BY A PROSPECTUS SUPPLEMENT WILL BE DESCRIBED IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH SERIES OF DEBT SECURITIES.



     The debt securities will be issued under an Indenture, dated as of March 1, 1999 (the "Indenture"), between Goodyear and The Chase Manhattan Bank, as trustee (the "Trustee"). The following summary of certain provisions of the Indenture is not complete. Section references below are to sections of the Indenture. Capitalized terms have the meanings assigned to them in the Indenture. The referenced sections of the Indenture and the definitions of the capitalized terms are incorporated by reference. A copy of the Indenture is filed as an exhibit to the registration statement.


GENERAL


     The Indenture provides for the issuance of our debt securities in an unlimited amount from time to time in one or more separate series. The debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated indebtedness.



     The prospectus supplement relating to any particular series of debt securities offered will describe (to the extent applicable) the following terms with respect to the offered debt securities:



     - the title of the debt securities;



     - the aggregate principal amount of the debt securities;



     - the price at which the debt securities will be issued;



     - the dates on which the principal of the debt securities will be due and payable;

     - the rate or rates (which may be fixed or variable) and/or any method for determining the rate or rates at which the debt securities will bear interest, if any;


     - the date or dates from which any interest will accrue;


     - the date on which payment of interest, if any, will commence, the interest payment dates, and the regular record dates for determining the holder to whom such interest will be payable;



     - the person to whom any interest will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date for such interest payment;



     - the place or places where payments on the debt securities will be payable;



     - any mandatory or optional sinking fund provisions applicable to the debt securities;



     - any mandatory or optional redemption provisions applicable to the debt securities;



     - if other than U.S. Dollars, the currency or currencies, including composite currencies, in which payments on the debt securities will be payable;



     - any index used to determine the amount of payments of principal of (and premium, if any) or interest on the debt securities;



     - the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;



     - any right we have to defease the debt securities under the Indenture;



     - whether such debt securities will be issued in fully registered form without coupons or will be issued in the form of one or more global securities in temporary global form or definitive global form;



     - any addition to or change in the covenants or events of default set forth below which will apply to the debt securities; and



     - any other terms of the debt securities, which terms must be consistent with the Indenture. (Section 3.01)



     Debt securities may be issued as original issue discount debt securities. An original issue discount debt security bears no interest or bears interest at a below-market rate, is sold at a discount to its stated principal amount and, ordinarily, provides that less than the stated principal amount will be payable upon any acceleration of its maturity. (Section 1.01) The applicable prospectus supplement will describe any special tax, accounting or other information relating to original issue discount debt securities or relating to certain other kinds of debt securities then being offered, such as debt securities linked to an index, payable in currencies other than U.S. dollars, or subject to special repayment or other provisions.



     Unless otherwise specified in the prospectus supplement relating to any particular series of the debt securities:



     - principal of (and premium, if any) and interest, if any, on the debt securities will be payable at the office of the Trustee maintained for such purpose, except that we have the option to pay interest by mailing a check to the address of the person entitled thereto as indicated by the security register;



     - transfers and exchanges of the debt securities may be made at the office of the Trustee maintained for such purpose;



     - payment of any interest due on any debt security will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest;



     - the debt securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiples thereof; and



     - no service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Sections 3.01, 3.02, 3.05, 3.07 and 10.02)

COVENANTS


     LIMITATION ON SECURED INDEBTEDNESS. The Indenture contains a covenant by us that, so long as any debt securities are outstanding, neither we nor any Restricted Subsidiary (as defined below) will issue, assume or guarantee any Secured Indebtedness (as defined below) secured by a Lien (as defined below) on Restricted Property (as defined below) without securing the debt securities equally and ratably with, or prior to, such Secured Indebtedness. The foregoing limitation on Secured Indebtedness does not apply to:


     - any Lien on Restricted Property of a Restricted Subsidiary that exists when the corporation becomes a Restricted Subsidiary;


     - any Lien on Restricted Property that exists when Goodyear or a Restricted Subsidiary acquires such Restricted Property;


     - any Lien on Restricted Property securing payment of all or part of the purchase price of such Restricted Property;

     - any Lien on Restricted Property to secure any indebtedness incurred to finance all or part of the purchase price of such Restricted Property, whether incurred before, at the time of, or within one year after, the acquisition of such Restricted Property;


     - any Lien on property of a corporation that exists when such corporation is merged into or consolidated with Goodyear or a Restricted Subsidiary;



     - any Lien on property of a corporation that exists prior to the sale, lease or other disposition of all or substantially all of the properties of such corporation to Goodyear or a Restricted Subsidiary;



     - any Lien securing Secured Indebtedness owing by any Restricted Subsidiary to Goodyear or another Restricted Subsidiary;



     - any Lien on Restricted Property in favor of any country, any political subdivision of any country, or any department, agency or instrumentality of any country or any political subdivision of any country, to secure progress or other payments to us, or the performance of our obligations, pursuant to any contract or statute or to secure any indebtedness incurred to finance all or part of the cost of such Restricted Property, including Liens to secure pollution control or industrial revenue bonds or other types of financings;


     - any Lien on personal property, other than manufacturing equipment that is Restricted Property;

     - any extension, renewal or replacement of any Secured Indebtedness or any Lien referred to above, provided that the principal amount of Secured Indebtedness secured by the Lien shall not exceed the principal amount secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the Restricted Property which secured such Lien (plus improvements on such Restricted Property); or


     - any Lien on Restricted Property that would not otherwise be permitted, if the aggregate amount of all Secured Indebtedness secured by Liens not otherwise permitted, determined immediately after the grant of the Lien, does not exceed 15% of our consolidated stated capital, plus capital surplus, plus retained earnings as reported on our then most recent annual or quarterly consolidated balance sheet. (Section 10.05.)


     Lien, Restricted Property, Restricted Subsidiary and Secured Indebtedness are defined in Section 1.01 of the Indenture. For your reference:

     - "Lien" means any mortgage, lien, pledge, security interest or title retention agreement relating to any asset.

     - "Restricted Property" means any manufacturing plant or equipment owned by us or a Restricted Subsidiary which is used primarily to manufacture tires or other automotive products and is located within the United States of America, excluding (i) retread plants, (ii) plants, facilities and equipment used primarily for transportation, marketing or warehousing, (iii) oil and gas pipeline and related assets, and (iv) certain other plants and equipment that are not important to our business.


     - "Restricted Subsidiary" means a subsidiary of ours engaged primarily in manufacturing tires or other automotive products, which (i) has substantially all of its assets located in, and conducts substantially all of its operations in, the United States of America and (ii) has assets in excess of 5% of the total consolidated assets of us and our consolidated subsidiaries (as shown on our then most recent annual or quarterly consolidated balance sheet), other than a subsidiary primarily engaged in financing accounts receivable, leasing or owning real estate or transportation or distribution activities.



     - "Secured Indebtedness" means indebtedness of us or any Restricted Subsidiary for money borrowed (including capital lease obligations and conditional sales contracts) that matures (or may be extended so as to mature) more than one year after it was incurred, assumed or guaranteed and is secured by a Lien on Restricted Property, other than indebtedness secured by a Lien which is outstanding at March 1, 1999.



     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. We also covenant that neither we nor any Restricted Subsidiary will enter into any lease covering any Restricted Property owned at March 1, 1999 that is sold to any other person in connection with such lease unless we or such Restricted Subsidiary:



     - would be entitled under the Indenture to incur Secured Indebtedness secured by a Lien on the Restricted Property to be leased in an amount equal to the Attributable Debt (as defined below) with respect to such transaction without equally and ratably securing the debt securities; or



     - use (within 120 days of the effective date of such transaction) an amount equal to the proceeds from the sale of such Restricted Property to repay any indebtedness of ours or such Restricted Subsidiary that matures (or may be extended so as to mature) more than one year after it was incurred or assumed.



     This covenant does not prevent us or any Restricted Subsidiary from entering into any sale and lease back transaction:



     - involving a lease with a term of three years or less; or



     - which is entered into within 180 days after the later of the acquisition, the completion of construction, or the commencement of operation of such Restricted Property. (Section 10.06)



     "Attributable Debt" is the total net amount of rent required to be paid during the term of the relevant lease, discounted at the rate per annum equal to the lesser of (i) the prevailing market interest rate at the relevant date on United States Treasury obligations having a maturity substantially equal to the average term of the relevant lease, plus 3%, and (ii) the weighted average interest rate borne by debt securities then outstanding.



     CONSOLIDATION, MERGER AND SALE OF ASSETS. We also covenant that we will not merge into or consolidate with, or sell all or substantially all of our assets to, any Person, unless (a) the successor is a corporation organized under the laws of the United States of America or any state thereof, and (b) the successor corporation assumes all of our obligations under the debt securities and the Indenture. (Section 8.01) Upon any such merger, consolidation or sale, the successor corporation will succeed to, and be substituted for, us. (Section 8.02).



     NO COVENANTS PROTECTING HOLDERS IN THE EVENT OF HIGHLY LEVERAGED TRANSACTIONS. In the event of a recapitalization or highly leveraged transaction involving Goodyear, the Indenture does not and, unless set forth in the prospectus supplement relating to a particular series of debt securities, will not:



     - contain any covenant (other than those described above) designed to protect holders of the debt securities;



     - limit the total amount of indebtedness that we may incur;



     - grant any right of redemption to holders of the debt securities; or



     - provide for new covenants or any adjustments to terms and conditions of the debt securities.



     NO REDEMPTION OR AMENDMENT UPON CHANGE IN CONTROL. The Indenture does not and, unless set forth in the prospectus supplement relating to a particular series of debt securities, will not require redemption, or any change in the covenants or other adjustments to the terms and conditions, of the debt securities in the event of any change in control of Goodyear.

EVENTS OF DEFAULT


     An "Event of Default" under the Indenture (Section 5.01) with respect to debt securities of any series is the occurrence of any one of the following events:



     - default for 30 days in payment of any interest on any debt security of that series;



     - default in payment of principal of (or premium, if any, on) any debt security of that series when due;



     - failure to deposit when due any sinking fund payment in respect the debt securities of that series;



     - our failure for 60 days after appropriate notice to perform any of the other covenants in the Indenture (except covenants not applicable to debt securities of that series);



     - certain events of bankruptcy, insolvency or reorganization of Goodyear;
       or



     - any other Event of Default provided with respect to debt securities of that series.



     If any Event of Default with respect to debt securities of any series occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding may declare the principal amount (or, if applicable, a specified portion of the principal amount of any original issue discount debt securities) of all debt securities of that series to be due and payable immediately. Subject to certain conditions, the declaration may be annulled and past defaults (except uncured payment defaults and certain other specified defaults) may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding. (Sections 5.02 and 5.13)



     The prospectus supplement relating to each series of debt securities that consists in whole or in part of original issue discount debt securities will describe any particular provisions relating to acceleration of the maturity of such original issue discount debt securities when an Event of Default occurs, including the portion of the stated amount that would be due.



     The Trustee is required to give the holders of any series of debt securities notice of a default known to it (if uncured or not waived) within 90 days after the default occurs. Except in the case of a payment default, the Trustee may withhold this notice if it determines in good faith that withholding it is in the interest of the holders of such series. The above notice shall not be given until at least 60 days after a default occurs in the performance of a covenant in the Indenture other than a payment default. The term "default" for this purpose means any event which is, or after notice and/or lapse of time would become, an Event of Default with respect to debt securities of that series. (Section 6.02)



     Other than the duty to act with the required standard of care, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders indemnify the Trustee. (Section 6.03)



     If the Trustee is indemnified, the holders of a majority in principal amount of debt securities of any series may direct the time, method and place of conducting any proceeding for any available remedy or for exercising any trust or other power conferred on the Trustee. However, the Trustee may decline to act if such direction is contrary to law or the Indenture. (Section 5.12)



     No holder of any debt security of any series may start a lawsuit under the Indenture, unless:



     - the holder has given to the Trustee written notice of a continuing Event of Default with respect to debt securities of that series;



     - the holders of at least 25% in principal amount of the debt securities of that series then outstanding make a written request to the Trustee to seek a remedy and offer a reasonable indemnity;


     - the Trustee fails to start a lawsuit within 60 days; and


     - the Trustee does not receive from the holders of a majority in principal amount of the debt securities of that series then outstanding a direction inconsistent with such request during such 60-day period. (Section 5.07)

However, the holder of any debt security will have an absolute right to receive payment of the principal of (and premium, if any) and any interest on such debt security when due and to institute suit for the enforcement of any such payment. (Section 5.08)


     The Indenture requires us to file annually with the Trustee a certificate stating that no default exists under certain provisions of the Indenture or specifying any default that exists. (Section 10.08)

DEFEASANCE


     The prospectus supplement will state if any defeasance provision will apply to the offered debt securities.



     DEFEASANCE AND COVENANT DEFEASANCE. The Indenture provides that, if made applicable to any series of debt securities, we may elect to:



     - defease and be discharged from all of our obligations (subject to certain limited exceptions) with respect to any series of debt securities then outstanding ("Defeasance"); and/or



     - be released from our obligations under certain covenants and from the consequences of an Event of Default resulting from the breach of those covenants ("Covenant Defeasance").



     To elect Defeasance and/or Covenant Defeasance, we must deposit in trust with the Trustee money and/or U.S. Government Obligations which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to repay in full when due the debt securities of such series. As a condition to Defeasance or Covenant Defeasance, we must deliver to the Trustee an opinion of counsel that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Defeasance or Covenant Defeasance and that the debt securities, if then listed on a national securities exchange under the Exchange Act, would not be delisted as a result of the defeasance. (Sections 13.02, 13.03 and 13.04) In the case of Defeasance, we may deliver to the Trustee a ruling of the Internal Revenue Service in lieu of the opinion of counsel.



     COVENANT DEFEASANCE AND CERTAIN EVENTS OF DEFAULT. If we implement Covenant Defeasance for a series of the debt securities and such series is declared due and payable because of the occurrence of one of certain Events of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity, but may not be sufficient to pay amounts due at the time of the acceleration resulting from such Event of Default. However, we remain liable for such payments.


MODIFICATIONS AND WAIVERS OF THE INDENTURE


     Goodyear and the Trustee may modify (by adding, changing or eliminating any provision of) the Indenture (as provided at Section 9.02) with the consent of the holders of not less than a majority in principal amount of outstanding debt securities of each series affected. However, without the consent of each affected holder, no modification may:



     - change the dates fixed in any debt security for the payment of the principal of and interest on such debt security.



     - reduce the principal amount of (or premium, if any) or any interest on any debt security.



     - reduce the rate of interest on any debt security.



     - reduce the amount of principal of an original issue discount debt security payable upon acceleration.



     - change the place or currency of payment of principal of (or premium, if any) or interest on any debt security.



     - impair the right to institute suit for the enforcement of any payment on any debt security on or after such payment is due and payable.

     - reduce the percentage in principal amount of debt securities of any series required to consent a modification of, or waiver under, the Indenture.


     - effect certain other changes.


     The holders of a majority in principal amount of debt securities of any series then outstanding may waive our compliance with certain restrictive provisions of the Indenture with respect to that series. (Section 10.09) The holders of a majority in principal amount of debt securities of any series then outstanding may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of or interest (or premium, if any) on any debt security of that series or a default under a covenant which cannot be modified or amended without the consent of all affected holders of debt securities. (Section 5.13)


PERMANENT GLOBAL DEBT SECURITIES -- BOOK-ENTRY SYSTEM


     The following will apply to the debt securities of any series, unless otherwise indicated in the prospectus supplement relating to that series.



     The debt securities of each series will be represented by one or more permanent global securities (collectively, a "global security") to be deposited with and registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement relating to such series. Unless otherwise indicated in the prospectus supplement relating to that series of debt securities, The Depositary Trust Company will act as depositary and the global security will be deposited with DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities are not exchangeable for definitive certificated debt securities.



     Ownership of beneficial interests in a global security is limited to institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for that global security. Ownership of beneficial interests in a global security by a person that holds through a participant will be evidenced only by, and the transfer of that beneficial interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are expected to receive written confirmations of the details of transactions and periodic statements of their holdings from the participants through which the beneficial owners entered into the transactions. The laws of certain jurisdictions require that certain owners of securities obtain possession of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.



     We have been advised by DTC that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by that global security to the accounts of its participants.



     So long as DTC, or its nominee, is the registered holder and owner of a global security, it will be considered the sole owner and holder of the debt securities for all purposes of such debt securities and under the Indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered to be the owners or holders of any debt securities under the Indenture or such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of debt securities under the Indenture or the global security. The Indenture permits the Depositary to authorize participants, as its agents, to take any action which the Depositary, as the holder of a global security, is entitled to take under the Indenture or such global security.



     Payment of principal of and premium, if any, and interest, if any, on debt securities represented by a global security will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those debt securities.

     We have been advised by DTC that upon receipt of any payment of principal of, or premium, if any, or interest on, a global security, DTC will immediately credit participants' accounts on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of such participants, subject to any statutory or regulatory requirements that may be in effect from time to time.



     Neither we nor the Trustee will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial ownership interests in a global security for any debt securities or for maintaining, supervising or reviewing any records of DTC, any nominee or any participant relating to such beneficial ownership interests. Further, neither we nor the Trustee will be responsible for any other aspect of the relationship between the DTC and its participants or the relationship between such participants and the owners of beneficial interests in such global security owning through such participants.



     A global security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global security may be registered to, any person other than DTC or its nominee, only if:



          (a) DTC notifies us that it is unwilling or unable to continue as depositary for that global security or at any time DTC ceases to be a clearing agency registered under the Exchange Act;



          (b) we at any time determine in our discretion that all or a portion of the global security shall be exchangeable for definitive debt securities in registered form; or



          (c) an Event of Default with respect to the debt securities shall have occurred and be continuing.



     Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global security, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security. Any principal and interest will be payable, the transfer of the definitive debt securities will be registerable, and the definitive debt securities will be exchangeable at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, provided that payment of interest may be made at our option by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the debt securities.



     Except as provided above, owners of the beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indenture. No global security shall be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the Indenture.



     We understand that, under existing industry practices, if we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the debt securities or the Indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.


     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

     DTC has informed its participants and others that it is implementing a program so that its processing data systems, as they relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC, will function properly on and after January 1, 2000. DTC has indicated that it has completed a technical assessment and remediation plan and expects to complete testing within appropriate time frames. DTC's ability to perform its services is also dependent upon other parties, including issuers and their agents, vendors of software and hardware, and information, telecommunication and electrical utility service vendors. DTC has informed its participants and others that it is contacting its vendors to determine the extent of their efforts for Year 2000 remediation and testing of their services and is developing such contingency plans as it deems appropriate. According to DTC, the foregoing information is not intended as a representation, warranty, or contract modification of any kind.

SAME-DAY SETTLEMENT AND PAYMENT


     Settlement by the purchasers of the debt securities will be made in immediately available funds. All payments of principal and interest by us to DTC will be made in immediately available funds.



     The debt securities will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary trading activity in the debt securities to be settled in immediately available funds. The settlement of trades in immediately available funds may affect trading activity in the debt securities, since secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds.


INFORMATION CONCERNING THE TRUSTEE


     The Chase Manhattan Bank is the Trustee under the Indenture. The Chase Manhattan Bank is also the Trustee under an indenture, dated as of March 15, 1996, between Goodyear and The Chase Manhattan Bank, as Trustee, which contains substantially the same covenants and events of default as those set forth in the Indenture. Under the indenture dated March 15, 1996, Goodyear issued $250 million principal amount of its 6 5/8% Notes due 2006, $150 million principal amount of its 7% Notes due 2028 and $100 million principal amount of its 6 3/8% Notes due 2008. We maintain various banking relationships with the Trustee. The Bank is the agent and a lender under our Revolving Credit Facility Agreement, as amended by a Second Replacement and Restatement Agreement, dated as of July 13, 1998. The Chase Manhattan Bank and 23 other domestic and international banks have agreed to lend us up to $700 million at any one time outstanding from time to time through July 13, 2003 under the Revolving Credit Facility Agreement. The Chase Manhattan Bank is also the agent and a lender under our Credit Agreement [364-Day Facility], as amended by a Second Replacement and Restatement Agreement [364-Day Facility], dated as of July 13, 1998. Under the Credit Agreement, The Chase Manhattan Bank and 23 other domestic and international banks have agreed to lend us up to $300 million at any one time outstanding from time to time through July 12, 1999, when the commitment of each participating bank terminates unless extended for 364 days on a bank by bank basis. We may obtain a two year loan from any non-extending bank. The Chase Manhattan Bank is from time to time the counterparty to certain interest rate exchange transactions and performs various other banking services for us in the ordinary course of business. The Chase Manhattan Bank has received and will receive fees and other compensation in connection with the aforesaid credit agreements and for other transactions and services.


GOVERNING LAW


     The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION


     We may offer and sell debt securities from time to time in and/or outside the United States:



     - through underwriters or dealers;



     - directly to one or more purchasers;



     - through agents; or



     - through a combination of such methods.



     The applicable prospectus supplement with respect to any particular series of debt securities offered will set forth:



     - the terms of the offering of that series of debt securities.



     - the name of each underwriter, dealer or agent, if any.



     - the initial public offering price of that series of debt securities.



     - the proceeds to us from such sale.



     - any delayed delivery arrangement.



     - any underwriting discounts and other items constituting underwriters' compensation.



     - any discounts or concessions allowed or re-allowed or paid to dealers.



Any initial public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time.



     If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. We will execute an underwriting agreement with those underwriters which will provide, among other things, that the obligations of the underwriters will be subject to certain conditions and that the underwriters must purchase all debt securities then being offered if any are purchased.



     If dealers are used in the sale of debt securities, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale.



     The debt securities may be sold through agents we designate from time to time. Any agent involved in the offer or sale of the debt securities will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating thereto. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.



     We may sell the debt securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale thereof. The terms of any such sales, including the terms of any bidding or auction process, will be described in the prospectus supplement relating thereto.



     Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents and their affiliates may have in the past engaged, and may in the future engage, in transactions with, or perform services for, us and our affiliates in the ordinary course of business and receive compensation for such transactions and services.



     Each series of debt securities will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of a trading market for any series of debt securities.

     In connection with an offering, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities. Specifically, such persons may overallot such offering, creating a syndicate short position. Such persons may bid for, and purchase, the debt securities in the open market to cover syndicate shorts or to stabilize the price of the debt securities. Such person may reclaim selling concessions allowed for distributing the debt securities in an offering, if such persons repurchase previously distributed debt securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. Such activities, if commenced, may be discontinued at any time.



                          VALIDITY OF DEBT SECURITIES



     Unless otherwise indicated in an accompanying prospectus supplement relating to any particular series of the debt securities offered, the validity of the debt securities will be passed upon for us by C. Thomas Harvie, Esq., a Vice President and the General Counsel of Goodyear, and for any underwriters or agents by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.


                                    EXPERTS


     The consolidated financial statements of Goodyear incorporated in this Prospectus by reference to Goodyear's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following list sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the debt securities being registered by this Registration Statement. All amounts are estimated except the Commission registration fee.



Commission Registration Fee.................................    $  347,500.00
Printing and Engraving Costs................................    $  100,000.00*
Accounting Fees and Expenses................................    $  150,000.00*
Trustee Fees and Expenses...................................    $   20,000.00*
Legal Fees and Expenses.....................................    $   20,000.00*
Rating Agencies' Fees.......................................    $  878,000.00*
Blue Sky Fees and Expenses..................................    $   10,000.00*
Miscellaneous...............................................    $   50,000.00*
                                                                -------------
          Total.............................................    $1,575,500.00*
                                                                =============


---------------
* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of the Code of Regulations of Registrant concerns indemnification of the Registrant's directors and officers and provides as follows:

                                INDEMNIFICATION

     "The Company shall indemnify each person who is or was a director, officer or employee of the Company, or of any other corporation which he served as such at the request of the Company, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer, or employee of the Company or of such other corporation, or by reason of any past or future action taken or not taken in his capacity as such director, officer, or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided such person acted, in good faith, in what he reasonably believed to be the best interests of the Company or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Article, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a director, officer, or employee, other than amounts paid to the Company itself or to such other corporation served at the Company's request. The termination of any claim, action, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer, or employee did not meet the standards of conduct set forth in the first sentence of this Article. Any such director, officer, or employee referred to in this Article who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Company, but only if (1) the Board, acting by a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit, or proceeding, shall find that the director, officer, or employee has met the standards of conduct set forth in the first sentence of this Article, or (2) independent legal counsel (who may be the regular counsel of the Company) shall deliver to it their written advice that, in their opinion, such director, officer, or employee has met such standards. Expense incurred with respect to any such claim action, suit, or proceeding may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article. The rights of indemnification provided in this Article shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of their heirs, executors, and administrators of any such person."

     Indemnification also may be made available by Registrant to its directors, officers, employees and agents, and may be available as a matter of right, under
Section 1701.13(E) of the Ohio Revised Code. Section 1701.13(E) of the Ohio Revised Code provides as follows:

             "(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

             (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code.

             (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

             (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4)(a) of this
        section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or
        (2) of this section was brought.

             Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division
        (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

             (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending this action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

             (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

             (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

             (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

             (6) The indemnification authorized by this section shall not be the exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of their heirs, executors, and administrators of such a person.

             (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

             (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

             (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity."

     Registrant maintains and pays the premiums on contracts insuring Registrant (with certain exclusions) against any liability to directors and officers it may incur under the above provisions for indemnification and insuring each director and officer of Registrant (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to Registrant, even if Registrant does not have the obligation or right to indemnify such director or officer against such liability or expense.

     Reference is made to Section 7 of the form of Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, for the Registrant's and the Underwriters' respective agreements to indemnify each other against certain civil liabilities, including liabilities under the Securities Act, and to provide contribution in circumstances where indemnification is available.

ITEM 16.  EXHIBITS.


EXHIBIT    EXHIBIT
 ITEM      NUMBER                             DESCRIPTION
-------    -------                            -----------
  1        1.1        Form of Underwriting Agreement.**
  4        4.1(A)     Certificate of Amended Articles of Incorporation of
                      Registrant, dated December 20, 1954, Certificate of
                      Amendment to Amended Articles of Incorporation of
                      Registrant, dated April 6, 1993, and Certificate of
                      Amendment to Amended Articles of Incorporation of Registrant
                      dated June 4, 1996 (three documents comprising Registrant's
                      Articles of Incorporation as amended to date).*
           4.1(B)     Code of Regulations, adopted November 22, 1955, and amended
                      April 5, 1965, April 7, 1980, April 6, 1981 and April 13,
                      1987.*
           4.2        Conformed copy of Indenture, dated as of March 1, 1999,
                      between Registrant and The Chase Manhattan Bank, as
                      Trustee.**
  5        5.1        Opinion of C. Thomas Harvie, Esq., Vice President and
                      General Counsel of Registrant, as to the validity of the
                      Debt Securities being offered.**
 12        12.1       Computation of Ratios of Earnings to Fixed Charges.**
 23        23.1       The consent of PricewaterhouseCoopers LLP, independent
                      accountants, to the incorporation by reference in this
                      Registration Statement on Form S-3 of their report dated
                      February 3, 1999, appearing at page 43 of Registrant's
                      Annual Report on Form 10-K for the year ended December 31,
                      1998.**
           23.2       The consent of C. Thomas Harvie, Esq., Vice President and
                      General Counsel of Registrant, is included in his opinion
                      filed as Exhibit 5.1 to this Registration Statement.
 24        24.1       Power of Attorney, dated February 2, 1999, authorizing
                      Robert W. Tieken, C. Thomas Harvie, Stephanie W. Bergeron,
                      James Boyazis, and John W. Richardson, or any one of them, to sign this Registration Statement on behalf of the
                      Registrant and certain of the directors and officers of
                      Registrant.**
 25        25.1       Statement of Eligibility, dated March 19, 1999, of The Chase
                      Manhattan Bank on Form T-1 relating to the Indenture, dated as of March 1, 1999, between Registrant and The Chase
                      Manhattan Bank.**


---------------


 * Previously Filed.



** Filed with this Amendment No. 1.


ITEM 17.  UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in the effective registration statement; and


             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter;

          provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     D. The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 5th day of April, 1999.


                                          THE GOODYEAR TIRE & RUBBER COMPANY

                                          By: /s/  JOHN W. RICHARDSON

                                            ------------------------------------
                                                    John W. Richardson,
                                                       Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.



               SIGNATURE                         TITLE                                DATE
               ---------                         -----                                ----
Samir G. Gibara........................  Chairman of the Board,
                                         Chief Executive
                                         Officer and President
                                         and a Director
                                         (Principal Executive
                                         Officer)
Robert W. Tieken.......................  Executive Vice            By: /s/  JOHN W. RICHARDSON
                                         President (Principal
                                         Financial Officer)        -----------------------------------------
                                                                       John W. Richardson
John G. Breen..........................  Director                  Signing individually as a Vice President
William E. Butler......................  Director                  (Principal Accounting Officer) of
Thomas H. Cruikshank...................  Director                  Registrant and as Attorney-in-Fact for
Katherine G. Farley....................  Director                  the directors and officers whose names
William J. Hudson, Jr..................  Director                  appear opposite
Steven A. Minter.......................  Director
Agnar A. Pytte.........................  Director                  Dated: April 5, 1999
George H. Schofield....................  Director
William C. Turner......................  Director
Martin D. Walker.......................  Director

                               INDEX OF EXHIBITS


EXHIBIT    EXHIBIT
 ITEM      NUMBER                             DESCRIPTION
-------    -------                            -----------
      1      1.1      Form of Underwriting Agreement.**
      4      4.1(A)   Certificate of Amended Articles of Incorporation of
                      Registrant, dated December 20, 1954, Certificate of
                      Amendment to Amended Articles of Incorporation of
                      Registrant, dated April 6, 1993, and Certificate of
                      Amendment to Amended Articles of Incorporation of Registrant
                      dated June 4, 1996 (three documents comprising Registrant's
                      Articles of Incorporation as amended to date).*
             4.1(B)   Code of Regulations, adopted November 22, 1955, and amended
                      April 5, 1965, April 7, 1980, April 6, 1981 and April 13,
                      1987.*
             4.2      Conformed copy of Indenture, dated as of March 1, 1999,
                      between Registrant and The Chase Manhattan Bank, as
                      Trustee.**
      5      5.1      Opinion of C. Thomas Harvie, Esq., Vice President and
                      General Counsel of Registrant, as to the validity of the
                      Debt Securities being offered.**
     12     12.1      Computation of Ratios of Earnings to Fixed Charges.**
     23     23.1      The consent of PricewaterhouseCoopers LLP, independent
                      accountants, to the incorporation by reference in this
                      Registration Statement on Form S-3 of their report dated
                      February 3, 1999, appearing at page 43 of Registrant's
                      Annual Report on Form 10-K for the year ended December 31,
                      1998.**
            23.2      The consent of C. Thomas Harvie, Esq., Vice President and
                      General Counsel of Registrant, is included in his opinion
                      filed as Exhibit 5.1 to this Registration Statement.
     24     24.1      Power of Attorney, dated February 2, 1999, authorizing
                      Robert W. Tieken, C. Thomas Harvie, Stephanie W. Bergeron,
                      James Boyazis and John W. Richardson or any one of them, to sign this Registration Statement on behalf of the Registrant and certain of the directors and officers of Registrant.**
     25     25.1      Statement of Eligibility, dated March 19, 1999, of The Chase
                      Manhattan Bank on Form T-1 relating to the Indenture, dated as of March 1, 1999, between Registrant and The Chase
                      Manhattan Bank.**


---------------


  * Previously Filed.



 ** Filed with this Amendment No. 1.